Exhibit (a)(ii)

PROXY

HENDERSON CITIZENS BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

to be held August 14, 2003

THIS REVOCABLE PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF HENDERSON CITIZENS BANCSHARES, INC.

The undersigned shareholder of Henderson Citizens Bancshares, Inc., a Texas corporation (the “Company”), hereby appoints Billy Crawford and Bonnie Vaughn (the “Proxies”), and each of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the special meeting of shareholders of the Company to be held at the offices of Citizens National Bank, located at 201 West Main Street, Henderson, Texas, on August 14, 2003 at 10:00 a.m. local time, and any adjournment or postponement thereof, and to vote all of the shares of common stock, par value $5.00, that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1.	Approval and Adoption of the Merger Agreement. The approval and adoption of the Agreement and Plan of Merger, dated February 23, 2003, between the Company and HCB Merger Corp., a wholly-owned subsidiary of the Company, as described in the Proxy Statement, dated July 16, 2003.

[    ]    For     [    ]     Against    [    ]    Abstain

The undersigned hereby ratifies and confirms all that said Proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying it.

This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted “For” the proposal set forth above.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated:                         , 2003

Signature:

Signature:

(If held jointly)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.